ELEVATE CREDIT ANNOUNCES FOURTH QUARTER
& FULL YEAR 2021 RESULTS1
Year-Over-Year Quarterly Revenue Growth of 43%
FORT WORTH, TX - February 15, 2022 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the fourth quarter and full year ended December 31, 2021.
"I am very pleased with the exciting return to growth we have seen over the last year. Our year-end loan portfolio is up 40% year-over-year, with all three products growing during the year." said Jason Harvison, Elevate CEO. "As recently announced, we are also very pleased to have put legacy legal matters behind us to unlock further shareholder value. The recent settlement of two key pieces of litigation, combined with the repurchase of more than 19% of our common shares outstanding in 2021, provides an outstanding springboard for Elevate and shareholders in 2022."
Fiscal Year 2021 Financial Highlights2
•Combined loans receivable - principal: Combined loans receivable - principal totaled $558.8 million, an increase of $159 million, or 40%, from $399.8 million at the prior year-end and a sequential quarterly increase of 9% with growth experienced across all products. The number of new and former customer loans originated during 2021 totaled approximately 168,000 loans, an increase from approximately 68,000 in the prior year.
•Net income (loss): Net loss for the year ended December 31, 2021 totaled $(33.6) million, or $(0.98) per diluted share, compared to net income of $20.6 million, or $0.49 per diluted share, in the prior year. As previously disclosed, the Company reached separate settlement agreements related to both its spin-off from Think Finance and also with the Attorney General of Washington D.C. incurring an additional after-tax total litigation accrual of $19 million during the fourth quarter of 2021 related to these legal matters. In addition, the net loss for the year resulted from the earnings compression experienced due to loan portfolio growth (upfront costs associated with credit provisioning and direct marketing expenses) during the second half of 2021.
•Adjusted earnings (loss): Adjusted earnings (loss) were $(13.6) million for the year ended December 31, 2021, down from $54.7 million in the prior year. Adjusted diluted earnings per share for the year ended December 31, 2021 totaled $(0.40) per fully diluted share, a decrease from $1.31 per fully diluted share in the year ended December 31, 2020.

__________________________
1 Our 2021 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK, unless otherwise stated. Elevate exited the UK market in the second quarter of 2020.
2 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, combined loan loss reserve, adjusted earnings (loss) and adjusted diluted earnings per share are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•Revenue: Revenues decreased 10% for the year ended December 31, 2021, totaling $416.6 million compared to $465.3 million for the prior-year period. The decrease in revenue is primarily attributable to lower average combined loans receivable-principal balances during the first half of 2021 due to reduced demand as a result of the COVID-19 pandemic and lower effective APRs earned on the Rise loan product. The loan portfolio growth ramped up during the second half of 2021.
•Credit quality: The combined loan loss reserve at December 31, 2021 totaled $71.2 million, or 12% of combined loans receivable, remaining flat at 12% with the prior year end and up one point sequentially from September 30, 2021. Combined loans receivable - principal that were past due at the end of 2021 totaled 10%, up from 6% at the end of 2020 due to growth in the loan portfolio including a higher mix of new customers.
•Adjusted EBITDA: Adjusted EBITDA totaled $44.4 million, down from $146.5 million in the prior year. The Adjusted EBITDA margin for the year ended December 31, 2021 was 10.7%, a decrease from 31.5% in the prior year.
Fourth Quarter 2021 Financial Highlights2
•Revenue: Revenues increased 43% in the fourth quarter of 2021, totaling $129.5 million compared with $90.7 million for the fourth quarter of 2020. The increase in revenue is attributable to higher combined loans receivable-principal resulting from growth in all three products year-over-year.
•Quarterly net loss and adjusted earnings (loss): The net loss for the three months ended December 31, 2021 totaled $(32.3) million, or $(0.99) per fully diluted share, compared to $(4.1) million of net loss, or $(0.10) per fully diluted share, in the fourth quarter of 2020. Adjusted earnings, which primarily excludes the impact of after-tax non-operating charges of $19 million related to the legal settlement accruals previously discussed, were $(13.8) million for the three months ended December 31, 2021, down approximately $22.8 million from $8.9 million in the fourth quarter of 2020. Adjusted diluted earnings per share for the fourth quarter of 2021 totaled $(0.42) per fully diluted share, a decrease from $0.23 per fully diluted share in the fourth quarter of 2020.
Liquidity and Capital Resources
In October 2021, the Company closed on a $50 million financing facility, with an ability to increase the facility up to $100 million, to fund continued growth of the Today Card product. The new facility provides a lower cost of capital for the Today Card product, which has a stated APR between 29%-36%, while providing diversification in the Company's lending facilities.
In addition, the Company has continued to use its debt facilities with VPC to fund the portfolio growth with each incremental borrowing at a cost of 8% resulting in an overall weighted average rate on the VPC facilities of 9.21% as of December 31, 2021, down from 10.15% at December 31, 2020. Total debt has increased from $438.4 million at December 31, 2020 to $505.3 million as of December 31, 2021.
During the year ended December 31, 2021, the Company repurchased $27.5 million of common shares (7,337,227 common shares or roughly 19% of common shares outstanding as of the beginning of 2021), with $3.1 million of common shares (950,977 common shares) purchased during the fourth quarter of 2021. As part of the previously disclosed Think Finance litigation settlement, the Company will be repurchasing approximately 925 thousand shares of Elevate common stock currently held by that trust during the first quarter of 2022. This will represent approximately 3% of our common shares outstanding at December 31, 2021.
Election of Fair Value
The Company also announces that it has adopted Measurement of Credit Losses on Financial Instruments ("ASU 2016-13") and the related amendments effective January 1, 2022, and plans to elect the fair value option on all combined loans receivable as of that effective date. The Company believes that electing the fair value method of accounting for the loans receivable aligns more closely with our portfolio decision making and better reflects the value of the combined loans receivable portfolio.

In accordance with the transition guidance, the Company will release the allowance for loan losses, measure the combined loans receivable at fair value and recognize collectively, through a cumulative-effect adjustment, a net estimated increase to opening retained earnings of approximately $90-$100 million. As a result of the adoption of ASU 2016-13, the Company’s combined loans receivable will be carried at fair value with changes in fair value recognized directly in earnings after the effective date of adoption. The adoption of fair value may result in more volatility in our future earnings.
Conference Call
The Company will host a conference call to discuss its fourth quarter and full-year 2021 financial results on Tuesday, February 15th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Fourth Quarter and Full Year 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://investors.elevate.com/corporate-profile.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on March 1, 2022, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13726668, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2022, the adoption of fair value and our estimates related to the adoption, and our potential to drive long-term earnings growth. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; uncertainties in the current economic environment, including potential increased inflation and a likely higher interest rate environment; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, litigation settlements, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $9.8 billion in non-prime credit to more than 2.7 million non-prime consumers to date and has saved its customers more than $9.2 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://corporate.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Laurie Steinberg, (845) 558-6370
lsteinberg@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenues	$129,529	$90,724	$416,637	$465,346
Cost of sales:
Provision for loan losses	82,732	23,694	185,830	156,910
Direct marketing costs	11,193	6,384	41,546	20,282
Other cost of sales	4,233	2,175	13,951	8,124
Total cost of sales	98,158	32,253	241,327	185,316
Gross profit	31,371	58,471	175,310	280,030
Operating expenses:
Compensation and benefits	18,370	19,864	76,408	84,103
Professional services	8,338	7,001	32,499	31,634
Selling and marketing	732	982	3,252	3,450
Occupancy and equipment	5,969	4,644	21,735	18,840
Depreciation and amortization	4,131	4,720	18,470	18,133
Other	1,374	1,091	3,616	3,659
Total operating expenses	38,914	38,302	155,980	159,819
Operating income (loss)	(7,543)	20,169	19,330	120,211
Other expense:
Net interest expense	(11,582)	(11,612)	(38,479)	(49,020)
Non-operating loss	(22,751)	(17,387)	(22,232)	(24,079)
Total other expense	(34,333)	(28,999)	(60,711)	(73,099)
Income (loss) from continuing operations before taxes	(41,876)	(8,830)	(41,381)	47,112
Income tax expense (benefit)	(9,612)	(4,401)	(7,783)	10,910
Net income (loss) from continuing operations	(32,264)	(4,429)	(33,598)	36,202
Net income (loss) from discontinued operations	—	298	—	(15,610)
Net income (loss)	$(32,264)	$(4,131)	$(33,598)	$20,592

Basic earnings per share
Continuing operations	$(0.99)	$(0.11)	$(0.98)	$0.88
Discontinued operations	—	0.01	—	(0.38)
Basic earnings (loss) per share	$(0.99)	$(0.10)	$(0.98)	$0.50

Diluted earnings per share
Continuing operations	$(0.99)	$(0.11)	$(0.98)	$0.87
Discontinued operations	—	0.01	—	(0.38)
Diluted earnings (loss) per share	$(0.99)	$(0.10)	$(0.98)	$0.49

Basic weighted-average shares outstanding	32,489,338	38,851,781	34,262,031	40,926,581
Diluted weighted-average shares outstanding	32,489,338	38,851,781	34,262,031	41,761,623

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents*	$84,978	$197,983
Restricted cash*	5,874	3,135
Loans receivable, net of allowance for loan losses of $71,204 and $48,399, respectively*	511,157	374,832
Prepaid expenses and other assets*	12,745	10,060
Operating lease right of use assets	5,718	8,320
Receivable from CSO lenders	—	1,255
Receivable from payment processors*	15,870	6,147
Deferred tax assets, net	34,229	25,958
Property and equipment, net	33,104	34,000
Goodwill	6,776	6,776
Intangible assets, net	231	1,133
Total assets	$710,682	$669,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$82,513	$52,252
Operating lease liability	9,171	11,952
Other taxes payable	304	—
Deferred revenue*	4,446	3,134
Notes payable, net*	505,277	438,403
Total liabilities	601,711	505,741
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	19	18
Additional paid-in capital	205,860	200,433
Treasury stock	(41,746)	(16,492)
Accumulated deficit	(55,162)	(20,101)
Total stockholders’ equity	108,971	163,858
Total liabilities and stockholders’ equity	$710,682	$669,599

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, Adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.
Adjusted Earnings Measures
In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings (loss)" and "Adjusted diluted earnings (loss) per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.
Elevate defines Adjusted EBITDA as net income (loss) from continuing operations excluding the impact of income tax expense (benefit), non-operating (income) loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
Elevate defines Adjusted earnings (loss) as net income (loss) from continuing operations excluding the impact of a reserve for an uncertain tax position and contingent losses related to legal matters (tax effected). Elevate defines Adjusted diluted earnings (loss) per share as Adjusted earnings divided by Diluted weighted average shares outstanding.
Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because they provide supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and give an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.
Adjusted Earnings Measures should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.
Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) from continuing operations for the three and twelve months ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(32,264)	$(4,429)	$(33,598)	$36,202
Adjustments:
Net interest expense	11,582	11,612	38,479	49,020
Share-based compensation	1,692	1,598	6,640	8,110
Depreciation and amortization	4,131	4,720	18,470	18,133
Non-operating loss	22,751	17,387	22,232	24,079
Income tax expense (benefit)	(9,612)	(4,401)	(7,783)	10,910
Adjusted EBITDA	$(1,720)	$26,487	$44,440	$146,454

Adjusted EBITDA margin	(1.3)%	29.2%	10.7%	31.5%
Adjusted earnings and adjusted diluted earnings per share
For the three and twelve months ended December 31, 2021 and 2020, the Company recognized $22.8 million, $17.4 million, $22.8 million and $24.1 million, respectively, of charges related to contingent losses on legal matters in Non-operating loss. For the three and twelve months ended December 31, 2021, the Company recognized an uncertain tax position of $(318) thousand and $1.3 million in income tax expense (benefit) due to a recent change in tax regulations in the state of Texas that impacted the Company's previously recognized research and development state tax credits. The following table presents a reconciliation of Net income (loss) from continuing operations and diluted earnings per share to Adjusted earnings and Adjusted diluted earnings per share, which excludes the impact of the contingent losses and uncertain tax position.

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands except per share amounts)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(32,264)	$(4,429)	$(33,598)	$36,202
Impact of uncertain tax position	(318)	—	1,264	—
Impact of contingent losses related to legal matters	22,751	17,387	22,751	24,079
Cumulative tax effect of adjustments	(4,007)	(4,027)	(4,007)	(5,577)
Adjusted earnings (loss)	$(13,838)	$8,931	$(13,590)	$54,704

Diluted earnings (loss) per share - continuing operations	$(0.99)	$(0.11)	$(0.98)	$0.87
Impact of uncertain tax position	(0.01)	—	0.04	—
Impact of contingent losses related to legal matters	0.70	0.44	0.66	0.58
Cumulative tax effect of adjustments	(0.12)	(0.10)	(0.12)	(0.14)
Adjusted diluted earnings (loss) per share	$(0.42)	$0.23	$(0.40)	$1.31

Diluted weighted average shares outstanding	32,489,338	38,851,781	34,262,031	41,761,623
Effect of potentially dilutive shares outstanding (1)	—	912,832	—	—
Adjusted diluted weighted average shares outstanding	32,489,338	39,764,613	34,262,031	41,761,623

(1) Represents potentially dilutive shares that had not been included in the Company's quarter-ended December 31, 2020 diluted weighted average shares outstanding as the Company was in a net loss position under U.S. GAAP. Including these shares would have been anti-dilutive when in a net loss position.

Supplemental Schedules

Revenue by Product

	Three Months Ended December 31, 2021
(Dollars in thousands)	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Average combined loans receivable – principal(2)	$302,388	$191,622	$40,519	$534,529
Effective APR	104%	94%	32%	95%
Finance charges	$79,581	$45,311	$3,238	$128,130
Other	175	172	1,052	1,399
Total revenue	$79,756	$45,483	$4,290	$129,529

	Three Months Ended December 31, 2020
(Dollars in thousands)	Rise (1) (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Average combined loans receivable – principal(2)	$215,390	$150,862	$11,658	$377,910
Effective APR	100%	92%	30%	95%
Finance charges	$54,348	$35,063	$862	$90,273
Other	86	42	323	451
Total revenue	$54,434	$35,105	$1,185	$90,724

	Year Ended December 31, 2021
(Dollars in thousands)	Rise (1) (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Average combined loans receivable – principal(2)	$247,650	$160,142	$25,044	$432,836
Effective APR	103%	94%	31%	95%
Finance charges	$253,895	$150,961	$7,691	$412,547
Other	711	664	2,715	4,090
Total revenue	$254,606	$151,625	$10,406	$416,637

	Year Ended December 31, 2020
(Dollars in thousands)	Rise (1) (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Average combined loans receivable – principal(2)	$263,162	$182,796	$8,025	$453,983
Effective APR	110%	94%	30%	102%
Finance charges	$290,555	$171,086	$2,442	$464,083
Other	200	233	830	1,263
Total revenue	$290,755	$171,319	$3,272	$465,346

(1)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended December 31, 2021
(Dollars in thousands)	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Combined loan loss reserve(1):
Beginning balance	$40,188	$13,141	$2,880	$56,209
Net charge-offs	(49,092)	(16,803)	(1,842)	$(67,737)
Provision for loan losses	57,123	20,360	5,249	82,732
Ending balance	$48,219	$16,698	$6,287	$71,204
Combined loans receivable(1)	$324,290	$207,853	$50,218	$582,361
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	8%	13%	12%
Net charge-offs as a percentage of revenues	62%	37%	43%	52%
Provision for loan losses as a percentage of revenues	72%	45%	122%	64%

	Three Months Ended December 31, 2020
(Dollars in thousands)	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Combined loan loss reserve(1):
Beginning balance	$34,317	$15,415	$1,598	$51,330
Net charge-offs	(17,838)	(7,596)	(511)	(25,945)
Provision for loan losses	17,490	5,381	823	23,694
Ending balance	$33,969	$13,200	$1,910	$49,079
Combined loans receivable(1)(2)	$247,797	$163,154	$14,518	$425,469
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	8%	13%	12%
Net charge-offs as a percentage of revenues	33%	22%	43%	29%
Provision for loan losses as a percentage of revenues	32%	15%	69%	26%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Loan Loss Reserve by Product (continued)

	Year Ended December 31, 2021
(Dollars in thousands)	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Combined loan loss reserve(1):
Beginning balance	$33,968	$13,201	$1,910	$49,079
Net charge-offs	(121,325)	(38,240)	(4,140)	(163,705)
Provision for loan losses	135,576	41,737	8,517	185,830
Ending balance	$48,219	$16,698	$6,287	$71,204
Combined loans receivable(1)	$324,290	$207,853	$50,218	$582,361
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	8%	13%	12%
Net charge-offs as a percentage of revenues	48%	25%	40%	39%
Provision for loan losses as a percentage of revenues	53%	28%	82%	45%

	Year Ended December 31, 2020
(Dollars in thousands)	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total

Combined loan loss reserve(1):
Beginning balance	$52,099	$28,852	$1,041	$81,992
Net charge-offs	(126,236)	(61,639)	(1,948)	(189,823)
Provision for loan losses	108,105	45,988	2,817	156,910
Ending balance	$33,968	$13,201	$1,910	$49,079
Combined loans receivable(1)(2)	$247,797	$163,154	$14,518	$425,469
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	8%	13%	12%
Net charge-offs as a percentage of revenues	43%	36%	60%	41%
Provision for loan losses as a percentage of revenues	37%	27%	86%	34%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)     Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended December 31, 2021
	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total
Beginning number of combined loans outstanding	132,698	107,499	27,237	267,434
New customer loans originated	26,056	9,809	9,916	45,781
Former customer loans originated	18,836	145	—	18,981
Attrition	(43,176)	(6,825)	(1,689)	(51,690)
Ending number of combined loans outstanding	134,414	110,628	35,464	280,506
Customer acquisition cost	$295	$303	$53	$244
Average customer loan balance	$2,310	$1,805	$1,370	$1,992

	Three Months Ended December 31, 2020
	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total
Beginning number of combined loans outstanding	99,959	102,854	7,074	209,887
New customer loans originated	15,023	2,414	3,754	21,191
Former customer loans originated	17,812	136	—	17,948
Attrition	(28,854)	(5,299)	(25)	(34,178)
Ending number of combined loans outstanding	103,940	100,105	10,803	214,848
Customer acquisition cost	$353	$414	$23	$301
Average customer loan balance	$2,197	$1,572	$1,306	$1,861

	Year Ended December 31, 2021
	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total
Beginning number of combined loans outstanding	103,940	100,105	10,803	214,848
New customer loans originated	103,426	37,937	26,976	168,339
Former customer loans originated	64,896	525	—	65,421
Attrition	(137,848)	(27,939)	(2,315)	(168,102)
Ending number of combined loans outstanding	134,414	110,628	35,464	280,506
Customer acquisition cost	$287	$272	$57	$247

	Year Ended December 31, 2020
	Rise (Installment Loans)	Elastic (Lines of Credit)	Today (Credit Card)	Total
Beginning number of combined loans outstanding	152,435	146,317	3,207	301,959
New customer loans originated	46,857	13,302	8,086	68,245
Former customer loans originated	56,427	348	—	56,775
Attrition	(151,779)	(59,862)	(490)	(212,131)
Ending number of combined loans outstanding	103,940	100,105	10,803	214,848
Customer acquisition cost	$324	$351	$52	$297

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third-party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Since the fourth quarter of 2018, the Company licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in seventeen states. FinWise Bank initially provides all of the funding, retains 4% of the balances of all of the loans originated and sells the remaining 96% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Beginning in 2018, we started licensing the Today Card brand and our underwriting services and platform to launch a credit card product originated by CCB, which initially provides all of the funding for that product. CCB retains 5% of the credit card receivable balance of all the receivables originated and sells a 95% participation in the Today Card lines of credit to us. The Today Card program was expanded in 2020.
Since the third quarter of 2020, the Company also licenses its Rise installment loan brand to an additional third-party lender, Capital Community Bank ("CCB"), which originates Rise installment loans in three states. Similar to the relationship with FinWise Bank, CCB initially provides all of the funding, retains 5% of the balances of all of the loans originated and sells the remaining 95% loan participation in those Rise installment loans to a third-party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd. as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of Rise installment loans originated by CCB and sold to EC SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. Under these programs, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There were no new loan originations in 2021 under the CSO programs, but the Company continued to have obligations as the CSO until the wind-down of this portfolio was completed in the third quarter of 2021. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.

The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP.
Some of these limitations are:
•Rise CSO loans were originated and owned by a third party lender; and
•Rise CSO loans were funded by a third party lender and were not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2020				2021
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Company Owned Loans:
Loans receivable – principal, current, company owned	$486,396	$387,939	$346,380	$372,320	$331,251	$372,068	$466,140	$501,552
Loans receivable – principal, past due, company owned	53,923	18,917	21,354	25,563	21,678	27,231	46,730	57,207
Loans receivable – principal, total, company owned	540,319	406,856	367,734	397,883	352,929	399,299	512,870	558,759
Loans receivable – finance charges, company owned	31,621	25,606	24,117	25,348	21,393	19,157	22,960	23,602
Loans receivable – company owned	571,940	432,462	391,851	423,231	374,322	418,456	535,830	582,361
Allowance for loan losses on loans receivable, company owned	(76,188)	(59,438)	(49,909)	(48,399)	(39,037)	(40,314)	(56,209)	(71,204)
Loans receivable, net, company owned	$495,752	$373,024	$341,942	$374,832	$335,285	$378,142	$479,621	$511,157
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$12,606	$6,755	$9,129	$1,795	$145	$17	$—	$—
Loans receivable – principal, past due, guaranteed by company	564	117	314	144	15	4	—	—
Loans receivable – principal, total, guaranteed by company(1)	13,170	6,872	9,443	1,939	160	21	—	—
Loans receivable – finance charges, guaranteed by company(2)	1,150	550	679	299	22	4	—	—
Loans receivable – guaranteed by company	14,320	7,422	10,122	2,238	182	25	—	—
Liability for losses on loans receivable, guaranteed by company	(1,571)	(1,156)	(1,421)	(680)	(122)	(7)	—	—
Loans receivable, net, guaranteed by company(3)	$12,749	$6,266	$8,701	$1,558	$60	$18	$—	$—
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$499,002	$394,694	$355,509	$374,115	$331,396	$372,085	$466,140	$501,552
Combined loans receivable – principal, past due	54,487	19,034	21,668	25,707	21,693	27,235	46,730	57,207
Combined loans receivable – principal	553,489	413,728	377,177	399,822	353,089	399,320	512,870	558,759
Combined loans receivable – finance charges	32,771	26,156	24,796	25,647	21,415	19,161	22,960	23,602
Combined loans receivable	$586,260	$439,884	$401,973	$425,469	$374,504	$418,481	$535,830	$582,361
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(76,188)	$(59,438)	$(49,909)	$(48,399)	$(39,037)	$(40,314)	$(56,209)	$(71,204)
Liability for losses on loans receivable, guaranteed by company	(1,571)	(1,156)	(1,421)	(680)	(122)	(7)	—	—
Combined loan loss reserve	$(77,759)	$(60,594)	$(51,330)	$(49,079)	$(39,159)	$(40,321)	$(56,209)	$(71,204)
Combined loans receivable – principal, past due(3)	$54,487	$19,034	$21,668	$25,707	$21,693	$27,235	$46,730	$57,207
Combined loans receivable – principal(3)	553,489	413,728	377,177	399,822	353,089	399,320	512,870	558,759
Percentage past due	10%	5%	6%	6%	6%	7%	9%	10%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	13%	14%	13%	12%	10%	10%	11%	12%
Allowance for loan losses as a percentage of loans receivable – company owned	13%	14%	13%	11%	10%	10%	11%	12%

(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(3) Non-GAAP measure.
(4) Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.